UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2012

WEIKANG BIO-TECHNOLOGY GROUP COMPANY, INC.

 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-165684 (Commission File Number)	26-2816569 (I.R.S. Employer Identification No.)

No. 365 Chengde Street, Daowai District, Harbin Heilongjiang Province, The People’s Republic of China 150020 (Address of principal executive offices) (zip code)

(86) 451-88355530
(Registrant’s telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Copies to:

Marc J. Ross, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor,

New York, NY 10006

Tel: (212) 930 9700

Fax: (212) 930 9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On February 1, 2012, Alpha Capital Anstalt (“Plaintiff”) filed a civil suit (the “Complaint”) against the Company in the United States District Court for the Central District Court of California. In the Complaint, Plaintiff asserts breach of contract claims against the Company based upon the Company’s purported breach of certain anti-dilution provisions of a subscription agreement (the “Subscription Agreement”). In the Complaint, Plaintiff seeks unspecified damages, together with injunctive relief from the Court ordering the Company to issue to it at least 100,832 shares of its common stock and also to reduce the exercise price on certain warrants owned by Plaintiff. The Company’s time to answer or otherwise respond to the Complaint has not yet expired. The Company will vigorously defend the lawsuit.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2012	WEIKANG BIO-TECHNOLOGY GROUP COMPANY, INC.

By: /s/ Yin Wang
Yin Wang
Chief Executive Officer and Chairman